                                 PROMISSORY NOTE

$4,319,000.00     November 14, 2002

         FOR VALUE RECEIVED, BuckTV.com, Inc., a Nevada corporation ("Maker"), promises to pay to the order of AlphaCom, Inc., a Nevada corporation ("Holder"), the principal sum of Four Million Three Hundred Nineteen Thousand and No/100
($4,319,000) Dollars or such lesser amount as is actually due from time to time by Holder to those Persons in the amounts set forth on Schedule 5(h) to that certain Asset Purchase Agreement by and between Maker and Holder dated as of
November 14, 2002 (the "Asset Purchase Agreement").

         1.   Amounts outstanding under this Note are due and payable to Holder from time to time upon receipt by Maker of proceeds from a direct equity investment or series of investments from an outside third party or third parties, and/or license fees and/or royalty payments received from the license of the Intellectual Property (as defined in the Asset Purchase Agreement) to third party licensees. Upon receipt of such proceeds, Maker shall allocate up to seventy-five percent (75%) of such proceeds to the payment of the Note, up to a maximum aggregate amount of $4,319,000. The remaining twenty-five percent (25%)
of such proceeds may not be used to reduce the principal amount under this Note.

         2.   Each said payment shall be payable at 1035 Rosemary Boulevard,
Suite I, Akron, Ohio 44306 or by wire transfer to an account designated by
Holder by written notice to Maker at least ten days prior to the date for payment hereunder.

         3.   This Note is issued pursuant to the Asset Purchase Agreement.

         4.   If the outstanding principal amount under this Note is not reduced in accordance with Section 1 hereinabove within thirty days of receipt by Maker of such proceeds specified in Section I hereinabove, Maker promises to pay all costs of collection, including but not limited to, reasonable attorney's fees not exceeding a sum equal to five percent (5%) per cent of the outstanding balance owed under said Note, and costs incurred by the Holder hereof, on account of such collection, whether or not suit is filed hereon.

         5.   The Maker hereof waives demand, protest, presentment, notice of nonpayment, except as provided herein, and any and all lack of diligence or delays in connection or enforcement hereof, and subject to Maker's consent, agrees to an extension, or any other indulgence or forbearance whatsoever.

         6.   This Note shall be governed by and construed in accordance with the laws of the State of Nevada.

         IN WITNESS WHEREOF, Maker has caused these presents to be signed by its
President on the day and year first hereinabove written.

BUCKTV.COM, INC.

By:
LARRY E. HUNTER President